SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               INNOVO GROUP INC.
              (Exact name of registrant as specified in its charter)

           Delaware                                   11-2928178
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                          1808 North Cherry Street
                         Knoxville, Tennessee 37917
               (Address of Principal Executive Offices)(Zip Code)

                Sims Moss Kline & Davis LLP Consulting Agreement
                    Zummo & Perry, LLP Consulting Agreement
                          (Full titles of the plans)

                              Samuel J. Furrow, Jr.
                     Vice President of Corporate Development
                                Innovo Group Inc.
                1808 North Cherry Street, Knoxville, Tennessee 37917
                       (Name and address of agent for service)

                                   (423) 546-1110
              (Telephone number, including area code, of agent for service)

                                CALCULATION OF REGISTRATION FEE
                                Proposed        Proposed
Title of                        Maximum         Maximum
Securities to be	Amount to be  Offering Price	Aggregate        Amount of
Registered        Registered	  Per Share(2)    Offering Price   Registration
Fee
Common Stock    45,000 Shares(1)  $1.6875       $75,937.50           $21
($0.10 par value)

(1) Represents shares of Common Stock authorized for issuance by the Company to outside counsel,Sims Moss Kline & Davis LLP and Zummo & Perry, LLP, pursuant to their respective Consulting Agreements.

(2) Calculated pursuant to Rule 457 paragraphs (c) and (h) based on the last sale price as reported by Nasdaq for December 4, 1998 of $1.6875.

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.




                                PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents heretofore filed or to be filed by Innovo Group Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (Commission File Number 0-18926) are incorporated by reference herein:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1997;

(b) The Company's Current Reports on Form 8-K dated November 2, 1998, October 21, 1988, October 20, 1998, October 13, 1998,
    September 28, 1998, and August 31, 1998;

(c) The Company's Quarterly Report on Form 10-Q for the quarter
    (as amended by Form 10-Q/A) ended August 31,1998;

(d) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998;

(e) The Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998; and

(f) The description of the Company's Common Stock which is contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

     All other documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Sims Moss Kline & Davis LLP has acted as legal counsel to the Company. The shares of Common Stock to be issued pursuant to the SMKD Consulting Agreement are being issued by the Company as partial payment for outstanding legal fees owed to Sims Moss Kline & Davis LLP for legal services rendered to the Company during 1997 and 1998 other than in connection with capital raising transactions.

Item 6.  Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any of its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if any such person acted in good faith and in a manner reasonably believed to be in or not opposed to be the best interests of the corporation, and
(ii) in connection with any criminal action or proceeding if such person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, however,
Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such persons's duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in review of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Article Nine of the Company's Amended and Restated Certificate of Incorporation requires that the Company indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of the Company to the fullest extent allowed by Delaware law.

     The Company's Amended and Restated Certificate of Incorporation relieves its directors from personal liability to the Company or to stockholders for breach of any such director's fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Under Section 102(b)(7) of the Delaware General Corporation Law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages fore any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty,
(ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Reference is made to the Exhibit Index.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on the 21st day of January 1999.

                                           INNOVO GROUP INC.


                                          By:  Samuel J. Furrow, Sr.
							Samuel J. Furrow, Sr.
							Chairman and Chief Executive
                                          Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel J. Furrow, Sr. and Samuel J. Furrow, Jr. and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of December 14, 1998, by the following persons in the capacities and on the dates indicated.


Samuel J. Furrow, Sr.      Chairman and Chief          January 7, 1999
Samuel J. Furrow, Sr.      Executive Officer; Director


Patricia Anderson-Lasko    President and Director      January 7, 1999
Patricia Anderson-Lasko


Dan Page                   Chief Operating Officer     January 7, 1999
Dan Page                   and Director


J. Eric Hendrickson        Vice President, Treasurer   January 7, 1999
J. Eric Hendrickson        and Director


L. E. Smith                Director                    January 7, 1999
L. E. Smith

Herb Newton
Herb Newton                Director                    January 7, 1999

Robert S. Talbott          Director                    January 7, 1999
Robert S. Talbott



                              EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:

Exhibit 4.1	   Sims Moss Kline & Davis LLP Consulting Agreement

Exhibit 4.2	   Zummo & Perry, LLP Consulting Agreement

Exhibit 5      Opinion of Sims Moss Kline & Davis LLP

Exhibit 23.1   Consent of BDO Seidman, LLP

Exhibit 23.2   Consent of Sims Moss Kline & Davis LLP (included in Exhibit 5)

Exhibit 24     Power of Attorney (included on signature page)






                              EXHIBIT 4.1

            SIMS MOSS KLINE & DAVIS LLP CONSULTING AGREEMENT

                              January 25, 1999



VIA FACSIMILE/U.S. MAIL

Mr. Jay Furrow
Vice President, Corporate Development
Innovo Group Inc.
27 North Main Street
Springfield, TN  37172

       Re:     Legal Fees

Dear Jay:

     This letter is to confirm that Innovo Group, Inc. has agreed to pay $30,000 in fees for legal services rendered by this firm which did not involve capital raising activities by the issuance of 25,000 shares Innovo Group Inc. common stock. An S-8 registration will be filed which covers the stock. It is our plan to sell the stock before the end of the year. In the event the sale of the stock generates less than $30,000 in net proceeds, Innovo Group Inc. will make up the difference between the amount of the proceeds and $30,000. If the proceeds exceed $30,000, the excess will be placed in escrow and applied toward the payment of other fees for legal services which do not involve capital raising activities.

  If this letter accurately summarizes the agreement between this firm and Innovo Group Inc., please sign in the space provided below and return the original letter to the undersigned.

                                                 Sincerely,

                                                 SIMS MOSS KLINE & DAVIS LLP

                                                 By: Jerry L. Sims
                                                     Jerry L. Sims
JLS/jkb

                [signatures continued on subsequent page]
Mr. Jay Furrow
January 25, 1999
Page 2
________________



Accepted and agreed to:

INNOVO GROUP INC.

By:  Jay Furrow
     Jay Furrow
     Vice President, Corporate Development

                                      EXHIBIT 4.2

                   ZUMMO & PERRY, LLP CONSULTING AGREEMENT


                                      January 25, 1999


VIA FACSIMILE NO. 713-651-0597

Mr. Patrick Zummo
Zummo & Perry LLC
100 Louisiana, Suite 1200
Houston, Texas 77002

     Re:   Legal fees

Dear Patrick:

     This letter is to confirm that Innovo Group Inc. has agreed o pay $37,914.46 in fees for legal services rendered by your firm and reasonable expenses incurred in connection therewith by the issuance of a total of 20,000 shares of Innovo Group Inc. common stock, 5,000 shares of which will be issued in each of the following months: January 1999, February 1999, March 1999 and April 1999. An S-8 registration will be filed which covers the stock. In the event the net proceeds generated from the sale of such stock is less than the amount of fees, Innovo Group Inc. will pay your firm the amount of the shortfall, provided all of the stock is sold within forty-five (45) days of its issuance.

     If this letter accurately summarizes the agreement between your firm and Innovo Group Inc., please sign in the space provided below and return the original letter to the undersigned.

                                    Sincerely,

                                    INNOVO GROUP INC.

                                    By:  Jay Furrow
                                       Jay Furrow
                                       Vice President, Corporate Development
Accepted and agreed to:

ZUMMO & PERRY LLC

By:  Patrick Zummo
     Patrick Zummo
                               EXHIBIT 5

                   OPINION OF SIMS MOSS KLINE & DAVIS LLP


January 25, 1999

Innovo Group Inc.
1808 North Cherry Street
Knoxville, Tennessee 37917


Re: Registration Statement on Form S-8 Relating to the issuance of Common Stock of Innovo Group Inc. pursuant to that certain Warrant Agreement, dated as of November 16, 1998 (the "Warrant Agreement")

Gentlemen:

     With respect to the Registration Statement on Form S-8
(the "Registration Statement"), filed by Innovo Group Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the offer and sale of up to 45,000 shares of the Company's common stock, par value $0.10 per share, pursuant to the Sims Moss Kline
& Davis LLP Consulting Agreement and the Zummo & Perry, LLP
Consulting Agreement, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion.
On the basis of such evaluation, we advise you that in our opinion the 45,000 shares covered by the Registration Statement, upon the exercise of delivery of such shares and payment therefor in accordance with the terms stated in the Consulting Agreements and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                               Very truly yours,




                                               Sims Moss Kline & Davis LLP





                              EXHIBIT 23.1

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



INNOVO GROUP INC.
Knoxville, Tennessee


We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 6, 1998, relating to the consolidated financial statements of Innovo Group Inc. appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1997.




BDO Seidman, LLP

Atlanta, Georgia
January 25, 1999


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